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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-11 of STAG Industrial, Inc. of our report dated February 15, 2011, relating to the combined financial statements and financial statement schedule of the STAG Predecessor Group, of our report dated February 15, 2011, relating to the combined statements of revenue and certain expenses of the STAG Contribution Group, of our report dated February 15, 2011, related to the consolidated balance sheet of STAG Industrial, Inc., of our report dated February 15, 2011, relating to the statement of revenue and certain expenses of the Newton Property, of our report dated February 15, 2011, relating to the statement of revenue and certain expenses of the Charlotte Property, of our report dated February 15, 2011, relating to the statement of revenue and certain expenses of the Goshen Property, of our report dated February 15, 2011, relating to the statement of revenue and certain expenses of the O'Fallon Property, of our report dated February 15, 2011, relating to the combined statement of revenue and certain expenses of the Piscataway and Lopatcong Properties, of our report dated February 15, 2011, relating to the statement of revenue and certain expenses of the Charlotte II Property, of our report dated February 15, 2011, relating to the statement of revenue and certain expenses of the Madison Property, of our report dated February 15, 2011, relating to the statement of revenue and certain expenses of the Streetsboro Property, of our report dated February 15, 2011, relating to the combined statement of revenue and certain expenses of the Rogers and Vonore Properties, of our report dated February 15, 2011, relating to the combined statement of revenue and certain expenses of the Salem Properties, of our report dated February 15, 2011, relating to the statement of revenue and certain expenses of the Walker Property, of our report dated April 4, 2011, relating to the statement of revenue and certain expenses of the Mooresville Property, of our report dated April 4, 2011, relating to the statement of revenue and certain expenses of the Cleveland Property, of our report dated September 28, 2011, relating to the statement of revenue and certain expenses of the Lansing Property, of our report dated September 28, 2011, relating to the statement of revenue and certain expenses of the Gresham Property, of our report dated September 28, 2011, relating to the statement of revenue and certain expenses of the Hazelwood Property, and our report dated September 28, 2011, relating to the statement of revenue and certain expenses of the Louisville Property, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts", "Selected Financial Information" and "Summary Financial Information" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 26, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM